Exhibit 10.34

AMENDMENT NO. 1

TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”) is entered into as of March 31, 2003, by and among San Francisco Wave eXchange, LLC, a Delaware limited liability company (“Borrower”), 200 Paul Wave eXchange, LLC, a Delaware limited liability company (“Sole Member”), The Cambay Group, Inc., a California corporation (“Guarantor”), and Greenwich Capital Financial Products, Inc., a Delaware corporation (together with its successors and assigns, “Lender”).

RECITALS

A. Borrower, Sole Member, Guarantor and Lender entered into that certain Loan and Security Agreement (the “Existing Loan Agreement”) dated as of January 31, 2003, pursuant to which, among other things, Lender agreed to make to Borrower a loan in the original principal amount of Fifty-Two Million and No/100 Dollars ($52,000,000.00). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Loan Agreement.

B. Borrower, Sole Member, Guarantor and Lender desire to amend the Existing Loan Agreement as set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The foregoing Recitals are incorporated herein and expressly made a part hereof.

2. The last grammatical sentence of Section 2.2(A) of the Existing Loan Agreement beginning “The Note A Interest Rate” and concluding with the phrase “of the immediately preceding calendar month” is hereby deleted in its entirety and the following two sentences substituted in its place: “The Note A Interest Rate and Note B Interest Rate for each calendar month shall be determined by reference to the LIBO Rate in effect on the penultimate Eurodollar Business Day of the immediately preceding calendar month. As used herein, “Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions.”

3. Each of Borrower, Sole Member and Guarantor represents and warrants as follows:

(a) This Amendment, when executed and delivered, will be the legally valid and binding obligations of each Borrower Party, as applicable, enforceable against the Borrower Parties in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights.

(b) The execution, delivery and performance by each Borrower Party of this Amendment will not: (1) violate (A) any provision of law applicable to any Borrower Party; (B) the partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws, declaration of trust, or other organizational documents, as the case may be, of each Borrower Party; or (C) any order, judgment or decree of any court or other agency of government binding on any Borrower Party or any of their respective Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower Party or any of their respective Affiliates; or (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon the Property or assets of any Borrower Party or any of their respective Affiliates

4. Each of Borrower, Sole Member and Guarantor hereby consents to the execution of this Amendment and hereby agrees that each Loan Document, as amended by this Amendment, executed by such person or entity remains in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment.

5. As used in the Loan Documents, the definition of “Loan Documents” includes this Amendment. The Existing Loan Agreement, as amended by this Amendment, from and after the date hereof shall be read as a single, integrated document incorporating the changes effected by this Amendment, and all references in the Loan Documents to the “Loan Agreement” shall be deemed to mean the Existing Loan Agreement, as modified by this Amendment. Except as specifically amended hereby, all terms and provisions of the Existing Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution and delivery of this Amendment does not constitute a waiver of any Event of Default or default under the Existing Loan Agreement or any of the other Loan Documents.

6. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

San Francisco Wave eXchange, LLC, a Delaware limited liability company

By:	200 Paul Wave eXchange, LLC, a Delaware limited liability company, its sole member

By:	Cambay Tele.Com, a Delaware limited liability company, its sole member

		By:	The Cambay Group, Inc., a California corporation, its authorized signatory

			By:	/s/
Name:
Its:

SOLE MEMBER:

200 Paul Wave eXchange, LLC, a Delaware limited liability company

By:	Cambay Tele.Com, a Delaware limited liability company, its sole member

	By:	The Cambay Group, Inc., a California corporation, its authorized signatory

	By:	/s/
Name:
Its:

GUARANTOR:

The Cambay Group, Inc., a California corporation

By:	/s/
Name:
Its:

LENDER:

Greenwich Capital Financial Products, Inc., a Delaware corporation

By:	/s/
Name:	Robert A. Tralerea
Its:	SVP